UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2006 (June 29, 2006)

TRICO MARINE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

2401 Fountainview, Suite 920, Houston, Texas (Address of principal executive offices)	77057 (Zip Code)

(713) 780-9926
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On June 29, 2006, Trico Marine Services (Hong Kong) Limited (“Trico HK”) entered into the Amendment to the Shareholders Agreement (the “Amendment”) by and among COSL-Hong Kong Limited (“COSL HK”), a limited liability company duly organized and validly existing under the laws of Hong Kong and wholly-owned by China Oilfield Services Limited, a corporation duly organized and validly existing under the laws of the People’s Republic of China (“COSL”) and Eastern Marine Services Limited, a limited liability company duly organized and validly existing under the laws of Hong Kong (“Eastern Marine”).

Joint Venture

Eastern Marine was formed as a joint venture between Trico HK and COSL HK to develop and provide international marine support services for the oil and gas industry in China, Australia and other countries in Asia. Services to be provided by Eastern Marine will include: (a) marine transportation of drilling materials, supplies and crews as well as support for the construction, installation, maintenance and removal of offshore facilities; (b) deepwater remotely operated vehicle (“ROV”) and remote intervention support services and pre-set mooring and deepwater anchor deployment; and (c) provision of support vessels for pre-installation survey and precision lightweight global positioning system receiver activities; fiber optic cable installation, cable plough and burial ROV operations, and installation and post-lay burial standby and system maintenance.

Eastern Marine has an authorized capitalization of 1,000,000 ordinary shares and is managed pursuant to the terms of its shareholders agreement (the “Shareholders Agreement”). A copy of the Shareholders Agreement is filed as Exhibit 10.1 to this current Report on Form 8-K and is incorporated herein by reference.

Capitalization of Eastern Marine

In accordance with the terms of the Amendment, effective as of June 29, 2006, (i) Trico HK contributed its right, title and interest in four North Sea vessels and six Gulf of Mexico supply vessels (five of which are currently stacked) to Eastern Marine, (ii) Trico HK contributed its right, title and interest in four Gulf of Mexico supply vessels set forth in the Amendment to the escrow agent (the “Escrow Agent”) named in the Escrow Agreement (the “Escrow Agreement”) dated June 29, 2006 by and among Trico HK, the Escrow Agent and Eastern Marine, and (iii) COSL HK made a capital contribution to Eastern Marine of $20,910,000 in cash. In exchange for these contributions, Eastern Marine (i) issued to COSL HK 510,000 shares of capital stock in Eastern Marine, (ii) issued to Trico HK 490,000 shares of capital stock in Eastern Marine, (iii) paid to Trico HK $14,442,000, and (iv) paid to the Escrow Agent $3,468,000. The Escrow Agent will release the cash and property contributed to it by Trico HK and COSL in accordance with the terms of the Escrow Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to such Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Amendment to Material Definitive Agreement - Varma Employment Agreement

Effective July 1, 2006, the Company entered into an amended and restated employment agreement with Mr. Varma (the “Varma Agreement”). Pursuant to the terms of the Varma Agreement, Mr. Varma is appointed as Vice President and General Counsel and will receive an annual base salary of $215,000. In addition, if Mr. Varma’s employment is terminated by the Company as a result of a Change of Control (as defined in the Varma Agreement), then Mr. Varma will be entitled to the following termination benefits: (i) a lump sum cash payment equal to the sum of: (A) three times his annual base salary at the rate in effect on the date of termination of his employment, (B) three times the higher of (1) his highest annual bonus paid during the three most recent fiscal years or (2) his target bonus (as provided in Company’s annual cash incentive plan) for the fiscal year in which his date of termination occurs, and (C) any bonus that he has earned and accrued as of the date of termination of his employment which relates to periods that have ended on or before such date and which have not yet been paid to him by Company; and (ii) health coverage. No other material changes were made to the Varma Agreement.

The foregoing description of the Varma Agreement is qualified in its entirety by reference to the Varma Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information regarding the joint venture provided under Item 1.01 of this current report is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 5, 2006, the Board of Directors (the “Board”) of Trico Marine Services, Inc. (the “Company”) appointed Robert V. O’Connor, age 43, as Senior Vice President of Business Development of the Company. Mr. O’Connor spent the past five years with The CIT Group, Inc., a leading commercial and consumer finance company, as vice president of financial sales, lending to middle market marine transportation and energy companies. He holds an undergraduate degree from State University of New York Maritime College, an MBA from Wichita State University, and an unlimited tonnage USCG master mariners license.

Employment Agreement with Robert V. O’Connor

  Effective July 5, 2006, the Company entered into an employment agreement with Mr. O’Connor (the “O’Connor Agreement”). Pursuant to the terms of the O’Connor Agreement, Mr. O’Connor will receive an annual base salary of $275,000. Mr. O’Connor will also be eligible to participate in the Company’s annual cash incentive plan as approved from time to time by the Board in amounts to be determined by the Board (or a duly authorized committee thereof) based upon criteria established by the Board (or such committee, if any). Mr. O’Connor will be entitled to participate in all benefits, plans and programs and other employee benefits of the sort provided to other similarly-situated executive employees of the Company. The O’Connor Agreement also contains certain non-competition and non-disclosure provisions that are effective throughout the term of Mr. O’Connor’s employment and for a period of one year thereafter.

    The O’Connor Agreement is effective for a term of one year beginning on July 5, 2006, and will be extended for successive one year terms unless either party gives written notice to the other that no such extension shall occur. If Mr. O’Connor’s employment is terminated by the Company prior to the expiration of the term, then, upon his termination, regardless of the reason therefore, all compensation and benefits to Mr. O’Connor shall terminate with the termination of his employment. However, if Mr. O’Connor’s employment is terminated by the Company for any reason other than his death, disability, or cause, or if Mr. O’Connor terminates his employment with the Company for good reason, then Mr. O’Connor will be entitled to the following termination benefits: (i) a lump sum cash payment equal to the sum of: (A) 1.5 times his annual base salary at the rate in effect on the date of termination of his employment, (B) 1.5 times the higher of (1) his highest annual bonus paid during the three most recent fiscal years or (2) his target bonus (as provided in Company’s annual cash incentive plan) for the fiscal year in which his date of termination occurs, and (C) any bonus that he has earned and accrued as of the date of termination of his employment which relates to periods that have ended on or before such date and which have not yet been paid to him by Company; and (ii) health coverage (collectively, the “O’Connor Benefits”).

The foregoing description of the O’Connor Agreement is qualified in its entirety by reference to the O’Connor Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 8.01 Other Events

On June 30, 2006, Trico Marine Services, Inc. issued a press release announcing the execution of the Second Amendment and the capitalization of Eastern Marine. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Shareholders Agreement of Eastern Marine.
10.2	Amendment to the Shareholders Agreement, dated June 29, 2006, by and among Trico HK, COSL HK and Eastern Marine.
10.3	Amended and Restated Employment Agreement, dated as of July 1, 2006, by and between Trico Marine Services, Inc. and Rishi Varma
10.4	Employment Agreement, dated July 5, 2006, by and between Trico Marine Services, Inc. and Robert V. O’Connor
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By: /s/ Rishi Varma
Rishi Varma Vice President, General Counsel and Secretary

Dated: July 6, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Shareholders Agreement of Eastern Marine.
10.2	Amendment to the Shareholders Agreement, dated June 29, 2006, by and among Trico HK, COSL HK and Eastern Marine.
10.3	Amended and Restated Employment Agreement, dated as of July 1, 2006, by and between Trico Marine Services, Inc. and Rishi Varma
10.4	Employment Agreement, dated July 5, 2006, by and between Trico Marine Services, Inc. and Robert V. O’Connor
99.1	Press Release